EXHIBIT 99.1

ANSYS to Acquire CFX, A Leading Provider of

Computational Fluid Dynamics Simulation Software and Services

SOUTHPOINTE, PA: February 4, 2003 – ANSYS, Inc. (ANSS: NASDAQ), a global leader in computer-aided engineering analysis and optimization software, today announced that it has entered into a definitive agreement to acquire CFX, a leading supplier of computational fluid dynamics software and services. Computational fluid dynamics (CFD) is the second largest segment of the computer-aided engineering market behind the solid mechanics segment, where ANSYS already is well recognized as a market leader. By acquiring CFX, ANSYS will broaden the scope of engineering and physics solutions it can offer to its customers, gain access to new customers, and enter new markets.

ANSYS has agreed to pay approximately $21 million in cash to CFX’s parent company, AEA Technology PLC (LSE: AAT), to complete the acquisition. The Company estimates that the transaction will be accretive to adjusted earnings in fiscal year 2003, excluding the impact of purchase accounting adjustments relative to the recognition of deferred lease revenue and the amortization of purchased intangibles. The transaction, which is subject to certain closing conditions, is expected to close in February 2003. CFX, which will continue to be headquartered in Waterloo, Ontario, will separately maintain its product and service businesses.

CFX serves more than 4,000 active users, in all major geographies. CFX provides CFD solutions to industries including turbo-machinery, aerospace, automotive, chemical processing, biomedical and power generation. For its fiscal year ended March 31, 2002, CFX had revenues of approximately $19 million. CFX has recently released a new version of its flagship product, CFX 5, which provides state-of-the-art CFD technology with modern software architecture that is easy to use, fast and accurate. With sales, support and consulting offices around the world, CFX’s mission is to improve customers’ efficiency and profitability by delivering outstanding CFD solutions and support.

The CFX acquisition, if completed, will represent ANSYS’ second acquisition in the CFD market segment. ANSYS previously acquired ICEM CFD Engineering, in August 2000. ICEM CFD Engineering will remain separate from CFX and continue to offer independent pre- and post-processing products and services to customers and OEM partners. CFX’s mathematical representations for simulating the physics involved in CFD applications will complement ICEM CFD Engineering’s offerings. In addition, the combination of CFX’s CFD technology with ANSYS’ existing strength in solid mechanics will allow ANSYS to simulate more accurately its customers’ product behavior and the environments surrounding those products.

“Our vision is to deliver value for our customers by transforming the way they design, build and take their products to market,” said James E. Cashman III, President and CEO of ANSYS. “We do this by helping engineers simulate the physics involved in their design problems. Fluid dynamics is an important discipline of physics that has progressed to the point that its simulation is well validated, widely used in major design programs and done economically on inexpensive hardware. ANSYS has long known that engineers will need to simulate multiple physics within an integrated environment, as the work-arounds are too time consuming. We carefully reviewed the leading fluids technology on the market today and we believe that in CFX we have selected the best technology in the most modern product platform for our CFD strategy. We will be bringing on a group of people who are highly respected in their field, with experience in practical engineering simulation, and who share the values we place on excellence in engineering physics. ANSYS is excited about the potential of this combination to deliver significant value to our customers, our strategic partners, and our shareholders.”

“Joining ANSYS is an excellent move for our employees and customers,” added Chris Reid, CEO of CFX. “In addition to being a market leader, ANSYS has a long history of profitable operations. The opportunities to leverage each other’s respective strengths in management, marketing and sales are clear, and ANSYS’ market leadership in engineering simulation will enable us to take our tremendous domain experience and technology base in CFD to the market more effectively and with greater impact. Additionally, CFX and ICEM CFD have long been partners on a number of fronts and our new association with them provides new opportunities for enhanced technology and product integration. This powerful combination of structural and fluids solutions will enable us to solve entirely new classes of problems, delivering much greater value for the customer.”

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on February 4, 2003 to discuss in more detail the business and financial implications of the proposed CFX acquisition as part of ANSYS’ discussion of its fourth quarter results and 2003 business prospects. The dial-in number is 800-857-7001 and the passcode is “ANSYS”. A replay will be available until February 6, 2003 by dialing 800-756-9736. The conference call will be webcast live and can be accessed, along with other financial information, on ANSYS’ website, located at www.ansys.com.

Some matters discussed in this news release constitute forward-looking statements under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The actual future events and financial results of the Company could differ significantly from these statements. These include statements with respect to completing the acquisition of CFX on the terms or time line described above or at all, realizing accretion to earnings from this acquisition, being recognized as a leading supplier of engineering simulation software, broadening the scope of engineering solutions that the Company can offer, gaining access to new markets and expanding our customer base and delivering significant value to our customers, strategic partners and our shareholders from this combination.

All forward-looking statements are subject to various risks and uncertainties such as our ability and the seller’s ability to satisfy all of the closing conditions to the CFX acquisition, our ability to successfully retain current CFX employees, the ability of the acquired business to achieve the anticipated level of profitability in 2003, our ability to integrate CFX into our business without incurring unanticipated costs or high levels of management distraction, the emergence of competitive products and unforeseen technical issues, our ability to protect our proprietary technology and maintain our technological lead over competitors, and other risks and uncertainties that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.’s 2002 Annual Report and Form 10-K and most recent Quarterly Report on Form 10-Q.

About ANSYS Inc.: ANSYS Inc., founded in 1970 as Swanson Analysis Systems Inc., develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. Headquartered in Canonsburg, Pennsylvania U.S.A with more than 18 strategic sales locations throughout the world, ANSYS Inc. employs more than 400 people and distributes its ANSYS®, DesignSpace®, AI*NASTRAN™, and ICEM CFD suite of products through a network of channel partners in 37 countries.

http://www.ansys.com

About CFX: CFX is a leading supplier of computational fluid dynamics (CFD) software and services to the chemical, manufacturing and power generation industries. With sales, support and consulting offices around the world, the company’s mission is to improve customers’ efficiency and profitability by delivering outstanding CFD solutions and support.

Note to editors: ANSYS, AI*NASTRAN, and DesignSpace are Trademarks or registered Trademarks of subsidiaries of ANSYS Inc. located in the United States or other countries.